Exhibit 32.1

                                  CERTIFICATION


In connection with the Quarterly Report on Form 10-Q of Paxar Corporation (the "Company") for the period ended September 30, 2006, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Robert P. van der Merwe, President and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. 1350, that:

     (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


/s/ Robert P. van der Merwe
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Robert P. van der Merwe
President and Chief Executive Officer


November 9, 2006
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Date